Exhibit 99.1

Contact:               Investor Relations

Colin T. Severn

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS

SECOND QUARTER 2010 RESULTS

Financial Highlights

2010 Second Quarter

•	New home deliveries of 233, up 15%

•	Consolidated operating revenue of $86.7 million, up 12%

•	Homebuilding gross margins of $11.9 million, up 30%

•	Homebuilding gross margin percentage of 17.4%, up 370 basis points

•	Net new home orders of 192, down from 269

•	Net new home orders per average sales location of 10.1, down 2%

•	Revenue from sales of land of $17.2 million

•	Backlog of homes sold but not closed of 202, down 33%

•	Dollar amount of backlog of homes sold but not closed of $83.5 million, up 13%

•	Adjusted EBITDA of $5.2 million, up from $3.7 million

•	Net loss of $4.5 million

NEWPORT BEACH, CA—August 4, 2010—William Lyon Homes today reported net loss of $4.5 million for the three months ended June 30, 2010, compared to net income of $39.4 million for the three months ended June 30, 2009. Consolidated operating revenue increased 12% to $86.7 million for the three months ended June 30, 2010, as compared to $77.4 million for the comparable period a year ago. Home sales revenue increased 2% to $68.7 million for the three months ended June 30, 2010, as compared to $67.4 million for the comparable period a year ago.

The Company reported net loss for the six months ended June 30, 2010 of $13.0 million compared to net loss of $29.6 million for the comparable period a year ago. Consolidated operating revenue decreased 11% to $129.9 million for the six months ended June 30, 2010, as compared to $146.7 million for the comparable period a year ago.

In the second quarter of 2010, the Company continues to see indicators of stabilization in many of its markets, including sales absorption rates, decreasing sales incentives and increasing base pricing. In certain other projects, the Company experienced slower absorption rates than anticipated during the three months ended June 30, 2010. Management of the Company will continue to monitor these projects and may increase sales incentives or use other marketing strategies to stimulate homebuyer demand and improve sales absorption.

Net new home orders for the three months ended June 30, 2010 were 192 homes, a decrease of 29% compared to 269 homes for the three months ended June 30, 2009. The Company’s number of new home orders per average sales location decreased slightly to 10.1 for the three months ended June 30, 2010 as compared to 10.3 for the three months ended June 30, 2009, but is up from 9.5 for the three months ended March 31, 2010. The average number of sales locations during the three months ended June 30, 2010 was 19, down 27% from 26 in the comparable period a year ago. Net new home orders for the six months ended June 30, 2010 were 373 homes, down 17% from 451 homes for the six months ended June 30, 2009. The average number of sales locations during the six months ended June 30, 2010 was 19, down 30% from 27 during the six months ended June 30, 2009. The Company’s number of new home orders per average sales location increased to 19.6 for the six months ended June 30, 2010, as compared to 16.7 for the six months ended June 30, 2009. The Company’s cancellation rate for the three months ended June 30, 2010 increased slightly to 18% from 17% for the comparable period in 2009, but is down from 19% for the three months ended March 31, 2010.

During the second quarter of 2010, the average sales price of homes closed was $295,000, down 12% from $333,700 for the comparable period a year ago. The lower average sales price was primarily due to a change in product mix and a decrease in the number of homes closed with a sale price in excess of $500,000 from 26 in the 2009 period to 13 in the 2010 period.

Consolidated homebuilding gross profit increased 30% to $11.9 million for the three months ended June 30, 2010, compared to $9.2 million in the comparable period a year ago. Consolidated homebuilding gross margin percentage increased to 17.4% for the three months ended June 30, 2010 from 13.7% for the three months ended June 30, 2009. These higher gross margin percentages were primarily attributable to a 15% decrease in the average cost per home closed to $243,800 in the 2010 period from $288,100 in the 2009 period offset by a decrease in the average sales price of homes closed of 12% from 333,700 in the 2009 period to $295,000 in the 2010 period. The average cost decline is due to declining construction prices as well as the effect of previous impairments.

Operating revenue for the three months ended June 30, 2010 included $17,204,000 from the sales of land resulting in gross profit of approximately $2,870,000. Operating revenue for the three months ended June 30, 2009 included $883,000 and $7,415,000, respectively, from the sales of land resulting in gross losses of approximately $1,420,000 and $1,250,000, respectively.

The Company incurred costs of approximately $1,239,000 during the three and six months ended June 30, 2010, compared to $37,900,000 for the three and six months ended June 30, 2009, related to the write-off of land deposits, project pre-acquisition costs and other costs, which are included in cost of sales - lots, land and other in the Consolidated Statements of Operations.

The Company incurred impairment losses on real estate assets of $291,000 during the three months ended June 30, 2010. In addition, during the six months ended June 30, 2009 the Company incurred impairment losses on real estate assets of $24,171,000. The impairments in each respective period were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to continued depressed market conditions in the housing industry at that time. As a result, the future undiscounted cash flows estimated to be generated were determined to be less than the carrying amount of the assets. Accordingly, the real estate assets were written-down to their estimated fair value. The Company will continue to monitor its active projects for indicators of impairment.

The Company’s consolidated results were as follows: The number of homes closed for the three months ended June 30, 2010 was 233 homes, up 15% from 202 homes for the three months ended June 30, 2009. The number of homes closed for the six months ended June 30, 2010 was 365, down 6% from 390 homes closed for the six months ended June 30, 2009.

At June 30, 2010, the backlog of homes sold but not closed was 202 homes, down 33% from 301 homes at June 30, 2009, and down 17% from 243 homes at March 31, 2010. The dollar amount of backlog of homes sold but not closed at June 30, 2010 was $83.5 million, up 13% from $74.2 million a year ago, and up 5% from $79.7 million at March 31, 2010.

On November 6, 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law. The act allowed net operating losses realized in either tax year 2008 or 2009 to be carried back up to five years (previously limited to a two-year carry back). As a result of this legislation, the Company elected to carry back the taxable losses generated in 2009 and recorded a deferred tax asset and related income tax benefit of $101.8 million as of and for the year ending December 31, 2009. The recorded deferred tax asset reflected the anticipated tax refund for the carry back of the estimated 2009 tax loss to 2004 and 2005. In March 2010, the Company received the refund of $101.8 million.

On June 8, 2009 the Company announced the closing of its cash tender offer to purchase its outstanding senior notes. The principal amount tendered by the Company on settlement of the tender offer totaled $53,135,000, including $29,050,000 of the 7 5/8% Senior Notes, $2,376,000 of the 10 3/4% Senior Notes, and $21,709,000 of the 7 1/2% Senior Notes. The aggregate consideration paid totaled $14,925,300, plus accrued interest. The net gain resulting from the transaction totaled $37,040,000.

During the six months ended June 30, 2009, the Company purchased, in a limited number of privately negotiated transactions, separate from the tender offer described above, $31,271,000 principal amount of its outstanding senior notes at a cost of $9,787,000, plus accrued interest. The net gain resulting from these transactions, after giving effect to amortization of related deferred loan costs, was $20,933,000. Upon settlement of the transactions, the Company authorized these Senior Notes to be cancelled.

The Company will hold a conference call on Thursday, August 5, 2010 at 11:00 a.m. Pacific Time to discuss the second quarter 2010 earnings results. The dial-in number is (866) 202-3048 (enter passcode number 56528848). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 5, 2010 at 5:00 p.m. Pacific Time through midnight on August 27, 2010. The dial-in number for the replay is (888) 286-8010 (enter passcode number 68818573). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

*     *     *     *     *     *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2010			2009
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	233	—	233	193	9	202

Home sales revenue	$68,737	—	$68,737	$64,329	$3,079	$67,408
Cost of sales	(56,795)	—	(56,795)	(55,702)	(2,496)	(58,198)

Gross margin	$11,942	—	$11,942	$8,627	$583	$9,210

percentage	17.4%	—	17.4%	13.4%	18.9%	13.7%

Number of homes closed
Southern California	161	—	161	85	—	85
Northern California	12	—	12	34	9	43
Arizona	36	—	36	40	—	40
Nevada	24	—	24	34	—	34

Total	233	—	233	193	9	202

Average sales price
Southern California	$333,200	—	$333,200	$468,100	—	$468,100
Northern California	276,600	—	276,600	283,000	341,300	295,200
Arizona	167,400	—	167,400	185,400	—	185,400
Nevada	239,700	—	239,700	220,900	—	220,900

Total	$295,000	—	$295,000	$333,400	$341,300	$333,700

Number of net new home orders
Southern California	117	—	117	133	—	133
Northern California	26	—	26	30	4	34
Arizona	29	—	29	70	—	70
Nevada	20	—	20	32	—	32

Total	192	—	192	265	4	269

Average number of sales locations during period
Southern California	8	—	8	9	—	9
Northern California	5	—	5	4	—	4
Arizona	3	—	3	5	—	5
Nevada	3	—	3	8	—	8

Total	19	—	19	26	—	26

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2010			2009
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
Southern California	159	—	159	191	—	191
Northern California	26	—	26	33	2	35
Arizona	11	—	11	57	—	57
Nevada	6	—	6	18	—	18

Total	202	—	202	299	2	301

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$70,097	—	$70,097	$50,526	—	$50,526
Northern California	10,306	—	10,306	9,483	610	10,093
Arizona	1,555	—	1,555	9,510	—	9,510
Nevada	1,535	—	1,535	4,054	—	4,054

Total	$83,493	—	$83,493	$73,573	$610	$74,183

Lots controlled at end of period Owned lots
Southern California	1,146	—	1,146	1,405	—	1,405
Northern California	550	136	686	115	741	856
Arizona	5,003	—	5,003	5,470	—	5,470
Nevada	2,704	—	2,704	2,767	—	2,767

Total	9,403	136	9,539	9,757	741	10,498

Optioned lots
Southern California			370			406
Northern California			—			—
Arizona			767			713
Nevada			—			—

Total			1,137			1,119

Total lots controlled
Southern California			1,516			1,811
Northern California			686			856
Arizona			5,770			6,183
Nevada			2,704			2,767

Total			10,676			11,617

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2010			2009
	Wholly- Owned	Joint Ventures	Consolidated Total	Wholly- Owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	365	—	365	375	15	390

Home sales revenue	$106,599	—	$106,599	$119,020	$4,936	$123,956
Cost of sales	(88,157)	—	(88,157)	(104,966)	(4,094)	(109,060)

Gross margin	$18,442	—	$18,442	$14,054	$842	$14,896

percentage	17.3%	—	17.3%	11.8%	17.1%	12.0%

Number of homes closed
Southern California	231	—	231	161	—	161
Northern California	31	—	31	65	15	80
Arizona	57	—	57	77	—	77
Nevada	46	—	46	72	—	72

Total	365	—	365	375	15	390

Average sales price
Southern California	$324,800	—	$324,800	$423,400	—	$423,400
Northern California	363,400	—	363,400	301,800	329,100	306,900
Arizona	177,600	—	177,600	190,200	—	190,200
Nevada	221,500	—	221,500	230,400	—	230,400

Total	$292,100	—	$292,100	$317,400	$329,100	$317,800

Number of net new home orders
Southern California	232	—	232	218	—	218
Northern California	51	—	51	60	7	67
Arizona	51	—	51	100	—	100
Nevada	39	—	39	66	—	66

Total	373	—	373	444	7	451

Average number of sales locations during period
Southern California	8	—	8	10	—	10
Northern California	4	—	4	4	—	4
Arizona	3	—	3	5	—	5
Nevada	4	—	4	8	—	8

Total	19	—	19	27	—	27

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating revenue
Home sales	$68,737	$67,408	$106,599	$123,956
Lots, land and other sales	17,204	883	17,204	7,415
Construction services	751	9,116	6,052	15,375

	86,692	77,407	129,855	146,746

Operating costs
Cost of sales - homes	(56,795)	(58,198)	(88,157)	(109,060)
Cost of sales - lots, land and other	(15,573)	(2,303)	(15,573)	(46,565)
Impairment loss on real estate assets	(291)	—	(291)	(24,171)
Construction services	(674)	(7,842)	(3,921)	(13,611)
Sales and marketing	(5,815)	(4,538)	(9,402)	(8,664)
General and administrative	(5,584)	(4,523)	(11,586)	(10,553)
Other	(1,004)	(687)	(1,898)	(2,547)

	(85,736)	(78,091)	(130,828)	(215,171)

Equity in income (loss) of unconsolidated joint ventures	761	413	1,173	(1,310)

Operating income (loss)	1,717	(271)	200	(69,735)

Interest expense, net of amounts capitalized	(6,213)	(8,321)	(13,307)	(17,033)
Gain on retirement of debt	—	49,043	—	57,973
Other expense, net	(163)	(775)	(71)	(722)

(Loss) income before benefit from income taxes	(4,659)	39,676	(13,178)	(29,517)

Benefit from income taxes	—	—	65	22

Net (loss) income	(4,659)	39,676	(13,113)	(29,495)
Less: net loss (income)- non controlling interests	121	(289)	91	(119)

Net (loss) income attributable to William Lyon Homes	$(4,538)	$39,387	$(13,022)	$(29,614)

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$110,519	$117,587
Restricted cash	3,892	4,352
Receivables	15,133	16,294
Income tax refunds receivable	—	106,989
Real estate inventories
Owned	615,538	523,336
Not owned	55,270	55,270
Investments in and advances to unconsolidated joint ventures	2,295	1,703
Property and equipment, less accumulated depreciation of $6,622 and $8,195 at June 30, 2010 and December 31, 2009, respectively	1,362	1,673
Deferred loan costs	14,500	14,859
Other assets	4,665	18,036

	$823,174	$860,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$14,405	$11,046
Accrued expenses	44,856	45,294
Liabilities from inventories not owned	55,270	55,270
Notes payable	34,551	64,227
Senior Secured Term Loan due October 20, 2014	206,000	206,000
7 5/8 % Senior Notes due December 15, 2012	67,204	67,204
10 3/4 % Senior Notes due April 1, 2013	168,311	168,158
7 1/2 % Senior Notes due February 15, 2014	84,701	84,701

	675,298	701,900

Equity:
Stockholders’ equity
Common stock, par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at June 30, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	48,867	48,867
Retained earnings	88,711	101,733

	137,578	150,600
Non controlling interest	10,298	7,599

	147,876	158,199

	$823,174	$860,099

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Net (loss) income	$(4,538)	$39,387	$(3,933)	$(101,576)
Net cash (used in) provided by operating activities	$(8,903)	$4,454	$(22,316)	$88,207
Interest incurred	$16,193	$12,041	$56,093	$56,249
Adjusted EBITDA (1)	$5,231	$3,729	$(56,324)	$(27,923)

Balance Sheet Data

	June 30,
	2010	2009
Stockholders’ equity	$147,876	$152,214
Total debt	560,767	549,806

Total book capitalization	$708,643	$702,020

Ratio of debt to total book capitalization	79.1%	78.3%
Ratio of debt to total book capitalization (net of cash)	75.3%	76.1%

(1)

Adjusted EBITDA means net (loss) income plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain on retirement of debt, (vi) depreciation and amortization and (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Net (loss) income	$(4,538)	$39,387	$(3,933)	$(101,516)
Benefit from income taxes	—	—	(101,951)	(22)
Interest expense
Interest incurred	16,193	12,041	56,093	56,249
Interest capitalized	(9,980)	(3,720)	(23,917)	(24,030)
Amortization of capitalized interest included in cost of sales	3,537	5,005	12,754	27,703
Non-cash impairment charge	291	—	21,389	119,260
Gain on retirement of debt	—	(49,043)	(20,171)	(112,017)
Loss on disposition of fixed assets	12	—	3,131	—
Depreciation and amortization	94	472	736	2,068
Cash distributions of income from unconsolidated joint ventures	383	—	1,608	—
Equity in (income) loss of unconsolidated joint ventures	(761)	(413)	(2,063)	4,382

Adjusted EBITDA	$5,231	$3,729	$(56,324)	$(27,923)

A reconciliation of net cash (used in) provided by operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Net cash (used in) provided by operating activities	$(8,903)	$4,454	$(22,316)	$88,207
Interest expense:
Interest incurred	16,193	12,041	56,093	56,249
Interest capitalized	(9,980)	(3,720)	(23,917)	(24,030)
Amortization of capitalized interest included in cost of sales	3,537	5,005	12,754	27,703
Cash distributions of income from unconsolidated joint ventures	383	—	1,608	—
Net loss (income) - non-controlling interest	121	(289)	638	8,612
Net changes in operating assets and liabilities:
Restricted cash	(464)	54	(1,266)	5,158
Receivables	(1,383)	(3,392)	1,131	(14,263)
Income tax refunds receivable	—	—	(107,055)	(42,164)
Real estate inventories - owned	11,058	(28,375)	38,222	(154,990)
Deferred loan costs	(898)	(311)	(2,632)	(1,894)
Other assets	(4,302)	(1,404)	(6,048)	99
Accounts payables	(5,053)	1,921	(6,258)	17,145
Accrued expenses	4,922	17,745	2,722	6,245

Adjusted EBITDA	$5,231	$3,729	$(56,324)	$(27,923)